Designated Filer:	Nathan Lindenbaum
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 19, 2015

Joint Filers’ Signatures

Abigail Tambor 2012 Children’s Trust
By:	/s/ Nathan Lindenbaum
Name: Nathan Lindenbaum
Title: Trustee

/s/ Nathan Lindenbaum
Nathan Lindenbaum

MGS Partners, LLC
By:	/s/ Nathan Lindenbaum
Name: Nathan Lindenbaum
Title: Managing Member

Nathan J Lindenbaum 1995 Children Trust
By:	/s/ Shari A. Lindenbaum
Name: Shari A. Lindenbaum
Title: Trustee

Naftali Asher Investments LLC
By:	/s/ Shari A. Lindenbaum
Name: Shari A. Lindenbaum
Title: Manager

Victoria and Benjamin Feder 2012 Children’s Trust
By:	/s/ Nathan Lindenbaum
Name: Nathan Lindenbaum
Title: Trustee

Shari A. Lindenbaum 1994 Children’s Trust
By:	Nathan Lindenbaum
Name: Nathan Lindenbaum
Title: Trustee

/s/ Shari A. Lindenbaum
Shari A. Lindenbaum

s/ Shai Tambor
Shai Tambor